                                                                      EXHIBIT 11

                    CANNONDALE CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT FOR PER-SHARE DATA)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                             ---------------------------               ---------------------------
                                                            MARCH 29,            MARCH 30,             MARCH 29,           MARCH 30,
                                                              1997                 1996                 1997                 1996
                                                             ------               ------               ------               ------
PRIMARY EARNINGS PER SHARE COMPUTATION:

Weighted average shares outstanding ..........                8,648                8,564                8,625                8,089

Net effect of options-
based on the treasury stock method ...........                  310                  328                  297                  357
                                                             ------               ------               ------               ------

Weighted average number of common shares
and equivalents outstanding during the period                 8,958                8,892                8,922                8,446
                                                             ======               ======               ======               ======

Income applicable to common shares and
   equivalents ...............................               $5,552               $4,224               $9,194               $6,642
                                                             ======               ======               ======               ======

Net income per share .........................               $  .62               $  .48               $ 1.03               $  .79
                                                             ======               ======               ======               ======


FULLY DILUTED EARNINGS PER SHARE COMPUTATION:

Weighted average shares outstanding ..........                8,648                8,564                8,625                8,089

Net effect of options-
based on the treasury stock method ...........                  310                  400                  297                  409
                                                             ------               ------               ------               ------

Weighted average number of common shares
and equivalents outstanding during the period                 8,958                8,964                8,922                8,498
                                                             ======               ======               ======               ======

Income applicable to common shares and
   equivalents ...............................               $5,552               $4,224               $9,194               $6,642
                                                             ======               ======               ======               ======

Net income per share .........................               $  .62               $  .47               $ 1.03               $  .78
                                                             ======               ======               ======               ======